Exhibit 99.2

Designated Filer:	Warburg Pincus (Bermuda) Private Equity X, LLC
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 26, 2015

Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus (Bermuda) Private Equity X, LLC
Address:	450 LEXINGTON AVENUE
New York, NY 10017

2. Name:	Warburg Pincus (Bermuda) Private Equity X, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

3. Name:	Warburg Pincus (Bermuda) X, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

4. Name:	Warburg Pincus (Bermuda) X, Ltd.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

5. Name:	Warburg Pincus (Bermuda) Private Equity Ltd.
Address:	450 LEXINGTON AVENUE
New York, NY 10017